EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Forbes Energy Services LLC, Forbes Energy Capital Inc., and Forbes Energy Services Ltd., of our report dated April 8, 2008, relating to the financial statements of C.C. Forbes, LLC and Affiliates, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 12, 2008